Exhibit 99.1

Telular Announces the Acquisition of SkyBitz; Extending Its Portfolio of Leading M2M Solutions

- SkyBitz is a North American Market Share Leader in Asset Tracking with Approximately 190,000 Assets Tracked
- Complementary Company Profile to Telular with 45% of Revenue from High Margin, Recurring Services; Annual Revenue is Approximately $35 Million
- Expected to be Immediately Accretive to Net Income before Non-Cash Items Upon Close, Which is Expected by the End of Fiscal Second Quarter

Chicago, IL,— December 5, 2011 - Telular Corporation (NASDAQ: WRLS), a global leader in connecting businesses and machines over wireless networks, today announced the signing of a definitive merger agreement to acquire SkyBitz, Inc.- the leading provider of mobile resource management (“MRM”) solutions focusing on tracking and management of truck trailers, intermodal containers, sea-going containers, rail cars, power generators and rental equipment.  The acquisition expands Telular’s position in the M2M space as a result of SkyBitz’s broad base of additional customers and proprietary SAAS technology platform.  The combined companies will create the largest “pure player” asset tracking and management company in the world.

SkyBitz’s unique Global Locating System (GLS) satellite-based technology provides real-time visibility of many asset types.  SkyBitz addresses a multi-billion dollar market opportunity by reducing operating costs, increasing efficiency and aiding in the compliance with regulatory requirements across an increasingly complex set of supply chains and business ecosystems.

Transaction terms include a purchase price of $42 million, comprised of $35 million in cash and $7 million in newly issued shares of common stock.  The cash portion will be financed with a $30 million five-year bank loan and cash on hand.  The acquisition is subject to the approval of a communications license transfer by the FCC, and is expected to close in 60-90 days.

For the current fiscal year ending December 31, 2011, SkyBitz expects to record $35 million of revenue, of which 45% will be derived from recurring monitoring services, and net income before non-cash items of approximately $5.0 million.  Further, by the end of their calendar fiscal year, SkyBitz expects to be tracking and managing approximately 190,000 assets, a net increase of approximately 11% over the end of the prior year.

The expected impact on Telular’s projected 2012 results as previously announced is dependent upon the actual closing date of the transaction, and will be provided at that time.  However, Telular does expect the acquisition to be accretive to its 2012 non-GAAP measure of net income before non-cash items.

“I am very excited about the acquisition of SkyBitz as it gives us the leading position in an adjacent M2M vertical market, provides immediate incremental cash flow and builds upon our stream of high-margin, recurring service revenues,” said Joseph Beatty, president and chief executive officer of Telular Corporation.  “SkyBitz’s management approach and growth objectives fit very well with Telular’s strategy and include growing its installed base of units, enhancing its international presence, and entering new vertical markets related to asset tracking.  Combined with Telular’s existing portfolio of Telguard and TankLink services, we can address a much larger market opportunity and expand our technology base with satellite communications capabilities that will complement our historical expertise in cellular communications.  We believe that this acquisition will help us accelerate our growth and profitability in the wireless space while maintaining a strong financial position and staunchly supporting a tangible return to our shareholders in the form of a quarterly dividend.”

Dr. Homaira Akbari, president and chief executive officer of SkyBitz, brings 20 years of experience in sales, marketing, product development, consulting and operations, and plans to remain with the combined company as president of SkyBitz.  In addition, SkyBitz’s experienced management team is expected to stay in its entirety to help grow the asset tracking business and continue developing related, add-on services in the areas of cargo security, cargo status monitoring, preventative maintenance and other applications which will be soon announced.  SkyBitz’s employees will continue to work from their offices in the Washington, DC metropolitan area under the direction of Dr. Akbari.

“SkyBitz’s technology platform is the industry’s best-in-breed; providing a powerful, highly reliable solution that is complementary to Telular’s existing portfolio of M2M solutions,” explained Dr. Akbari.  “As the market leader in asset tracking, we have developed cutting-edge SAAS solutions that are well suited to serve many industries, including government, due to the patented way in which we use GPS signals to determine the location of critical assets.  My team and I look forward to continued, profitable growth as part of the Telular family of wireless solutions.”

Oppenheimer & Co. Inc. is serving as the exclusive financial advisor to SkyBitz.

Investor Conference Call

Telular’s will host a conference call at 8:30 a.m. ET today, December 5, 2011, concerning this acquisition.  To participate on the teleconference from the United States and Canada dial 877-941-0844 (International dial 480-629-9835). A replay of the call will be available starting today at 11:30 a.m. ET through December 8, 2011 ending at 12:00 a.m. ET by dialing: 800-406-7325 (enter pass code 4492507#) or internationally at: 303-590-3030 (enter pass code 4492507#). The replay will also be available via webcast from the Company's corporate website at http://www.telular.com.

About Telular Corporation
Telular Corporation provides remote monitoring solutions for business and residential customers, enabling security systems and industrial applications to exchange actionable information, typically through the use of wireless technology. With over 20 years of experience in the wireless industry, Telular Corporation has developed solutions to deliver remote access for voice and data without significant network investment or disruption. Headquartered in Chicago, Telular Corporation has additional offices in Atlanta and Miami. For more information, please visit www.telular.com.

About SkyBitz, Inc.
SkyBitz is a leader in global remote asset management solutions, providing real-time information on the location and status of assets. More than 700 enterprises rely on SkyBitz technology to achieve total asset visibility, improved security, lower operating and capital expenses, and enhanced customer service. SkyBitz delivers its solution via SkyBitz Insight, a secure web-based application that is fully customizable and requires no software downloads. SkyBitz is a privately held company backed by Garvin Hill Capital Partners LLC, Highstar Capital Fund I, Inverness Graham Investments, Motorola Ventures and ITV, a fund of Cordova Ventures. For additional information, visit www.skybitz.com or the company blog at www.skybitz.com/blog.

Safe Harbor
Please be advised that some of the information in this release presents the Company’s intentions, beliefs, judgments and expectations of the future and are forward-looking statements. Statements regarding expectations, including performance assumptions, estimates relating to future cash flows, levels of demand for our products, dividend amounts and capital requirements, as well as other statements that are not historical facts, are forward-looking statements. For example, the statement ”SkyBitz expects to record $35 million of revenue”, “SkyBitz expects to be monitoring approximately 190,000 assets”, and “Telular does expect the acquisition to be accretive to its 2012 non-GAAP measure of net income before non-cash items” are forward-looking statements.  These statements reflect management’s judgments based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer growth and retention, pricing, operating costs and the economic environment. It is important to note that the Company’s actual results could differ materially from these forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s report on Form 10-K and Form 10-K/A for the fiscal year ended September 30, 2010. Copies of these filings may be obtained by contacting the Company or the SEC.

Media Contact:
Pam Benke
Telular Corporation
pbenke@telular.com
(678)909-4616

Investor Relations Contact:
Brinlea Johnson
The Blueshirt Group
brinlea@blueshirtgroup.com
(212) 331-8424